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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report: September 21, 2007


                                 Dorman Products, Inc.
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              (Exact name of registrant as specified in its charter)


    Pennsylvania                       000-18914                 23-2078856
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(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)          Identification No.)


      3400 East Walnut Street,
       Colmar, Pennsylvania                                 18915
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        (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:        215-997-1800
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        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

The information being furnished in this Item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

On August 27, 2007, Dorman Products, Inc. (Dorman) signed an agreement to purchase certain inventory assets and intangible assets of the Consumer Products Division of Rockford Products Corporation (Rockford). The inventory assets included Rockford's retail line of fasteners for the automotive aftermarket.

The completion of the sale was subject to standard conditions of closing for a transaction of this nature, including final bankruptcy court approval, all of which have occurred. The closing occurred on September 10, 2007. Post closing adjustments were completed on September 20, 2007 and, as a result, the final purchase price was $3.4 million.




                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Dorman Products, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Dorman Products, Inc.



Dated: September 21, 2007               By:   /s/ Mathias J. Barton
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                                              Mathias J. Barton
                                          Chief Financial Officer and
                                          Principal Accounting Officer